Exhibit 99.1

PETRÓLEOS MEXICANOS

Offers to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Jointly and Severally Guaranteed by

Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities of Petróleos Mexicanos	Corresponding New Securities of Petróleos Mexicanos, which have been registered under the Securities Act
71656LAS0 (Rule 144A) 71656MAS8 (Reg. S)	US71656LAS07 (Rule 144A) US71656MAS89 (Reg. S)	U.S. $1,000,000,000 3.500% Notes due 2018	Up to U.S. $1,000,000,000 3.500% Notes due 2018
71656LAT8 (Rule 144A) 71656MAT6 (Reg. S)	US71656LAT89 (Rule 144A) US71656MAT62 (Reg. S)	U.S. $500,000,000 Floating Rate Notes due 2018	Up to U.S. $500,000,000 Floating Rate Notes due 2018
71656LAP6 (Rule 144A) 71656MAP4 (Reg. S)	US71656LAP67 (Rule 144A) US71656MAP41 (Reg. S)	U.S. $2,100,000,000 3.500% Notes due 2023	Up to U.S. $2,100,000,000 3.500% Notes due 2023
71656LAQ4 (Rule 144A) 71656MAQ2 (Reg. S)	US71656LAQ41 (Rule 144A) US71656MAQ24 (Reg. S)	U.S. $1,000,000,000 4.875% Notes due 2024	Up to U.S. $1,000,000,000 4.875% Notes due 2024
71656LAV3 (Rule 144A) 71656MAU3 (Reg. S)	US71656LAV36 (Rule 144A) US71656MAU36 (Reg. S)	U.S. $500,000,000 6.500% Bonds due 2041	Up to U.S. $500,000,000 6.500% Bonds due 2041
71656LAN1 (Rule 144A) 71656MAN9 (Reg. S)	US71656LAN10 (Rule 144A) US71656MAN92 (Reg. S)	U.S. $1,000,000,000 5.50% Bonds due 2044	Up to U.S. $1,000,000,000 5.50% Bonds due 2044

Pursuant to the Prospectus dated —, 2013

To:	Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Upon and subject to the terms and conditions set forth in the prospectus, dated •, 2013 (the “Prospectus”), Petróleos Mexicanos (the “Issuer”), a decentralized public entity of the Federal Government of the United Mexican States, and Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (the “Guarantors”), are making offers to exchange (the “Exchange Offers”) registered 3.500% Notes due 2018, registered Floating Rate Notes due 2018, registered 3.500% Notes due 2023, registered 4.875% Notes due 2024, registered 6.500% Bonds due 2041 and registered 5.50% Bonds due 2044 (together, the “New Securities”) for any and all outstanding 3.500% Notes due 2018, Floating Rate Notes due 2018, 3.500% Notes due 2023, 4.875% Notes due 2024, 6.500% Bonds due 2041 and 5.50% Bonds due 2044 (together, the “Old Securities”) of the Issuer. The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

We are requesting that you contact your clients for whom you hold any Old Securities regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold any Old Securities registered in their own names, we are enclosing multiple sets of the following documents:

1. Prospectus dated —, 2013;

2. A form letter that may be sent to your clients for whose account you hold any Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.

Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on —, 2013 (the “Expiration Date”), unless extended by the Issuer. Any Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Tenders of any Old Securities for exchange pursuant to the Exchange Offers may be made only by book-entry transfer of the Old Securities to the account established by the Exchange Agent referred to below at the Book-Entry Transfer Facility maintained by The Depository Trust Company (“DTC”), together with a computer generated message, transmitted by means of DTC’s Automated Tender Offer Program system and received by the Exchange Agent, in which the tendering holder agrees to be bound by the terms and conditions of the Exchange Offers as set forth in the Prospectus.

Additional copies of the enclosed materials may be obtained from Deutsche Bank Trust Company Americas, as Exchange Agent, c/o DB Services Americas, Inc., Attention: Trust and Security Services, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Telephone: (877) 843-9767.